                                                                     EXHIBIT 4.9

                            CENTURY BANCSHARES, INC.
                       2001 NONQUALIFIED STOCK OPTION PLAN


                                   I. PURPOSE

         The purpose of the Century Bancshares, Inc. 2001 Nonqualified Stock Option Plan (the "Plan") is to provide a means through which Century Bancshares, Inc., a Delaware corporation (the "Company"), and its Affiliates may (i) attract and retain in the service of the Company persons of training, experience and ability, (ii) encourage a sense of proprietorship in such persons through stock ownership, and (iii) stimulate such persons to exert their maximum efforts for the welfare of the Company through the additional incentive and reward opportunities provided by the Plan. Accordingly, the Plan provides for granting Nonqualified Stock Options to the Eligible Participants, as provided herein.

                                 II. DEFINITIONS

         The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

         (a) "Affiliate" means any "parent corporation" of the Company and any "subsidiary" of the Company within the meaning of Code Sections 424(e) and (f), respectively, and any entity which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the Company.

         (b) "Bank" means Century National Bank, a national banking association.

         (c) "Board" means the Board of Directors of the Company.

         (d) "Change of Control" means the occurrence of any of the following events: (i) a change in the Company's status requiring prior notice to the Board of Governors of the Federal Reserve System and/or the Office of the Comptroller of the Currency pursuant to the Change in Bank Control Act of 1978 and regulations, 12 C.F.R. Section 5.50 and 225.41, promulgated thereunder; or (ii) the acquisition by any person or group of persons (as such terms are defined and used in Sections 3(a)(9) and 14(d)(2), respectively, of the 1934 Act) of beneficial ownership (as defined in Rule 13d-3 issued under the 1934 Act), directly or indirectly, of securities representing more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company or Bank entitled to vote generally in the election of directors ("Voting Securities"); or (iii) individuals who constitute the Board of the Company on the date of this Plan ("Incumbent Board") cease for any reason to constitute at least a majority of that Board, provided that any person becoming a director subsequent to the date of this Plan whose election or whose nomination for election by the Company's stockholders was approved by a majority vote of the directors comprising the Incumbent Board shall be, for purposes of this Plan, considered as though he or she were a member of the Incumbent Board; or (iv) a recapitalization, reorganization, merger, or consolidation with respect to which those persons (as defined above) who were beneficial owners of the Voting Securities of the Company or the Bank immediately prior to such recapitalization, reorganization, merger, or consolidation do not, following such recapitalization, reorganization, merger, or consolidation, beneficially own, directly or indirectly, shares representing more than fifty percent (50%) of the combined voting power of the Voting Securities of the Company resulting from such recapitalization, reorganization, merger, or consolidation; or (v) a sale of all or substantially all the assets of the Bank or the Company.

         (e) "Change of Control Value" shall mean (i) the highest price per share paid by any person or group of persons who acquires beneficial ownership of securities representing more than fifty percent (50%) of the Voting Securities, (ii) the per share price offered to stockholders of the Company in any merger, consolidation, recapitalization, reorganization, sale of assets or dissolution transaction resulting in a Change of Control, (iii) the price per share offered to stockholders of the Company in any tender offer or exchange offer resulting in a Change of Control, or (iv) if a Change of Control occurs other than in (i) -(iii) above, the Fair Market Value per share of the shares into which Nonqualified Stock Options are exercisable, as determined by the Committee, whichever is applicable. In the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee shall determine the equivalent fair value in cash of the portion of the consideration offered which is other than cash.

         (f) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

         (g) "Committee" means the Stock Option Committee of the Board, or another committee of the Board designated by the Board after the date of adoption of the Plan, which in either case shall be constituted solely of (i) "non-employee directors" within the meaning of Rule 16b-3 and and applicable interpretive authority thereunder, and (ii) "outside directors" within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder.

         (h) "Company" means Century Bancshares, Inc. and any of its Affiliates.

         (i) "Director" means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

         (j) An "employee" means any person (including an officer or a Director) in an employment relationship with the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code).

         (k) An "Eligible Participant" means any (i) officer or employee of the Company or any Affiliate of the Company, including a Director of the Company, or a director of any Affiliate of the Company, who is also an employee, and (ii) non-employee Director of the Company, or any non- employee director of any Affiliate of the Company.

         (l) "1934 Act" means the Securities Exchange Act of 1934, as amended.

         (m) "Fair Market Value" means, as of any specified date, the closing sale price of the Stock (i) reported by any interdealer quotation system on which the Stock is quoted on that date, or (ii) if the Stock is listed on a national securities exchange, reported on the national securities exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded in the over the counter market at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to (i) the closing sale price of the Stock on that date, if such price is available, or (ii) if such price is not available, the average between the reported high and low bid prices of Stock on the most recent date for which such information is available. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

         (n) "Holder" means an Eligible Participant who has been granted a Nonqualified Stock Option.

         (o) "Incumbent Board" has the meaning ascribed to it in Paragraph II(d) hereof.

         (p) "Nonqualified Stock Option" means an option granted under Paragraph VII of the Plan to purchase Stock which does not satisfy Section 422 of the Code.

         (q) "Option Agreement" means a written agreement between the Company and a Holder with respect to a Nonqualified Stock Option.

         (r) "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the 1934 Act as in effect on the date the Plan is adopted by the Board, as such rule may thereafter be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

         (s) "Stock" means the common stock, $1.00 par value of the Company, as constituted on the date of the adoption of the Plan and any capital stock into which such common stock may thereafter be changed.

         (t) "Voting Securities" has the meaning ascribed to it in Paragraph II(d) hereof.

                  III. EFFECTIVE DATE AND DURATION OF THE PLAN

         The Plan shall be effective upon the date of its adoption by the Board. No Nonqualified Stock Options may be granted under the Plan after the expiration of ten years from the date of its adoption by the Board. The Plan shall remain in effect until all Nonqualified Stock Options granted under the Plan have been satisfied or expired.

                               IV. ADMINISTRATION

         (a) Committee. The Plan shall be administered by the Committee.

         (b) Powers. Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine which Eligible Participants shall receive a Nonqualified Stock Option; the time or times when such Nonqualified Stock Option shall be granted; and the number of shares of Stock which may be issued under each Nonqualified Stock Option. In making such determinations the Committee may take into account the nature of the services rendered by the respective Eligible Participants, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. The Plan is intended as a "broadly based plan" within the meaning of Rule 4350(i)(1)(A) of the NASDAQ Stock Market, Inc. as in effect on the date of adoption of the Plan by the Board, and shall be administered by the Committee in conformity with such rule.

         (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Nonqualified Stock Option, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to a Nonqualified Stock Option in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

                     V. GRANT OF NONQUALIFIED STOCK OPTIONS;
                           SHARES SUBJECT TO THE PLAN

         (a) Grant of Nonqualified Stock Options. The Committee may from time to time grant Nonqualified Stock Options to one or more Eligible Participants determined by it to be eligible for participation in the Plan in accordance with the provisions of Paragraph VI.

         (b) Shares Subject to Plan. Subject to Paragraph VIII, the aggregate number of shares of Stock that may be issued under the Plan upon the exercise or satisfaction of all Nonqualified Stock

Options shall not exceed 100,000 shares. While a Nonqualified Stock Option of one type is outstanding, the number of shares of Stock subject to such Nonqualified Stock Option shall not be available for grant under another Nonqualified Stock Option of the same or any other type. Shares of Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to a Nonqualified Stock Option. To the extent that a Nonqualified Stock Option lapses or the rights of its Holder terminate or the Nonqualified Stock Option is paid in cash, any shares of Stock subject to such Nonqualified Stock Option shall again be available for grant under another Nonqualified Stock Option.

         (c) Stock Offered. The shares of Stock to be offered pursuant to the grant of a Nonqualified Stock Option may be authorized and unissued shares of Stock, or Stock previously issued which has been acquired by the Company.

                                 VI. ELIGIBILITY

         Nonqualified Stock Options may be granted only to persons who, at the time of grant, are Eligible Participants. A Nonqualified Stock Option may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan.

                               VII. STOCK OPTIONS

         (a) Option Period. Subject to the limitations contained in Paragraph VII(c), the term of each Nonqualified Stock Option shall be as specified by the Committee at the date of grant.

         (b) Limitations on Exercise of Option. A Nonqualified Stock Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee.

         (c) Option Agreement. Each Nonqualified Stock Option shall be evidenced by a written Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. A Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Payment in full or in part may also be made by a reduction in the number of shares of Stock issuable upon the exercise of a Nonqualified Stock Option, based on the Fair Market Value of the shares of Stock on the date the Nonqualified Stock Option is exercised. Each Option Agreement shall specify the effect of termination of employment, the cessation of serving on the Board, or the cessation of serving on the Board of an Affiliate on the exercisability of the Option, as the case may be. Moreover, an Option Agreement may provide for a "cashless exercise" of the Nonqualified Stock Option by establishing procedures whereby the Holder, by a properly executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the option price, (ii) the delivery of the shares of Stock from the Company directly to a brokerage firm and (iii) the delivery of the option price from the sale or margin loan proceeds from the brokerage firm directly to the Company. Such Option Agreement may also include, without limitation, provisions relating to (i) vesting of Nonqualified Stock Options, subject to the provisions hereof accelerating such vesting on a Change of Control, (ii) tax matters (including provisions (y) permitting the delivery of additional shares of Stock or the withholding of shares of Stock from those acquired upon exercise to satisfy federal or state income tax withholding requirements and (z) dealing with any other applicable employee wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

         (d) Option Price and Payment. The price at which a share of Stock may be purchased upon exercise of a Nonqualified Stock Option shall not be less than the Fair Market Value of Stock subject to a Nonqualified Stock Option on the date the Nonqualified Stock Option is granted, and such purchase price shall be subject to adjustment as provided herein. The Nonqualified Stock Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The purchase price of the Nonqualified Stock Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

         (e) Stockholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Stock as have been purchased under the Nonqualified Stock Option and for which certificates of Stock have been registered in the Holder's name.

         (f) Nonqualified Stock Options and Rights in Substitution for Stock Options Granted by Other Entities. Nonqualified Stock Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by other entities who become employees as a result of a merger or consolidation of the employing entity with the Company or any subsidiary, or the acquisition by the Company or a subsidiary of the assets of the employing entity, or the acquisition by the Company or a subsidiary of stock or other equity interests of the employing entity with the result that such employing entity becomes a subsidiary of the Company.

                    VIII. RECAPITALIZATION OR REORGANIZATION

         (a) Subdivision or Combination of Shares. The shares with respect to which Nonqualified Stock Options may be granted are shares of Stock as constituted on the effective date of the Plan, but if, and whenever, prior to the expiration of a Nonqualified Stock Option theretofore granted, the Company shall effect a subdivision or combination of its Stock, the number of shares of Stock with respect to which such Nonqualified Stock Option may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

         (b) Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a Nonqualified Stock Option theretofore granted the Holder shall be entitled to (or shall be entitled to receive, as applicable) under such Nonqualified Stock Option, in lieu of the number of shares of Stock then covered by such Nonqualified Stock Option, the number and class of shares of capital stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Stock then covered by such Nonqualified Stock Option.

         (c) Change of Control. Upon the occurrence of a Change of Control, all outstanding Nonqualified Stock Options shall immediately vest and become exercisable. In the event of a Change of Control, the Committee, in its discretion shall act to effect one or more of the following alternatives with respect to outstanding Nonqualified Stock Options, which may vary among individual Holders and which may vary among Nonqualified Stock Options held by any individual Holder: (1) determine a limited period of time for the exercise of such Nonqualified Stock Options on or before a specified date (before or after such Change of Control) after which specified date all unexercised Nonqualified Stock Options and all rights of Holders thereunder shall terminate,
(2) require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Nonqualified Stock Options held by such Holders (irrespective of whether such Nonqualified Stock Options are then exercisable under the provisions of the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Nonqualified Stock Options and the Company shall pay to each Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Nonqualified Stock Options for such shares, (3) make such adjustments to Nonqualified Stock Options then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Nonqualified Stock Options then outstanding), or (4) provide that thereafter upon any exercise of a Nonqualified Stock Option theretofore granted, the Holder shall be entitled to purchase under such Nonqualified Stock Option, in lieu of the number of shares of Stock then covered by such Nonqualified Stock Option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation, sale of assets or dissolution if, immediately prior to such merger, consolidation, sale of assets or dissolution the Holder had been the holder of record of the number of shares of Stock then covered by such Nonqualified Stock Option. The provisions contained in this paragraph shall not alter any rights or terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

         (d) Other Events. In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Nonqualified Stock Option and not otherwise provided for by this Paragraph VIII, any outstanding Nonqualified Stock

Options and any agreements evidencing such Nonqualified Stock Options shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Nonqualified Stock Options. In the event of any such change in the outstanding Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

         (e) Corporate Power. The existence of the Plan and the Nonqualified Stock Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ranking prior to or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (f) Stockholder Approval. Any adjustment provided for in Subparagraphs
(a), (b), (c) or (d) above shall be subject to any required stockholder action.

         (g) Issuance of Securities. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Nonqualified Stock Options theretofore granted or the purchase price per share, if applicable.

                    IX. AMENDMENT AND TERMINATION OF THE PLAN

         The Board in its discretion may terminate the Plan at any time with respect to any shares for which Nonqualified Stock Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Nonqualified Stock Option theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder.

                                X. MISCELLANEOUS

         (a) No Right to A Nonqualified Stock Option. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Eligible Participant any right to be granted a Nonqualified Stock Option except as may be evidenced by a Option Agreement executed on behalf of the Company by an authorized representative thereof, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Nonqualified Stock Option.

         (b) No Employment or Service Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment or service with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or service at any time.

         (c) Other Laws; Withholding. The Company shall not be obligated to issue any Stock pursuant to any Nonqualified Stock Option granted under the Plan at any time when the shares covered by such Nonqualified Stock Option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Nonqualified Stock Options any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

         (d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Nonqualified Stock Option granted under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

         (e) Restrictions on Transfer. A Nonqualified Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the Holder's lifetime only by such Holder or the Holder's guardian or legal representative. Any heir, legatee, guardian or legal representative of the Holder shall take rights granted herein and in the Option Agreement subject to the terms and conditions hereof and thereof. No such transfer of any Nonqualified Stock Option to heirs, legatees, guardians, or legal representatives of the Holder shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

         (f) Governing Law. This Plan shall be construed in accordance with the laws of the State of Delaware.